UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2020

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37728	36-4829638
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive,
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(844) 866-4337

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	DFIN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 26, 2020, the Company and Thomas F. Juhase, entered into an agreement (the “Agreement”) pursuant to which Mr. Juhase will resign from his position as Chief Operating Officer of the Company effective as of December 31, 2020, at which time Mr. Juhase will assume the role of Advisor to the Chief Executive Officer.

Under the terms of the Agreement:

•	Mr. Juhase will continue to serve as Chief Operating Officer through close of business on December 31, 2020 under the terms of the employment agreement between Mr. Juhase and the Company, dated July 27, 2007 and amended as of November 25, 2008 and remain eligible to participate in any employee benefit plans of the Company in which he is currently participating, including the Executive Severance Plan, as modified by the Waiver of Severance Benefits agreement between Mr. Juhase and the Company, dated as of June 1, 2017.

•	As of January 1, 2021, Mr. Juhase will serve as Advisor to the Chief Executive Officer on a part-time basis, with his term of employment to run through December 31, 2022 (the “Advisor Term”).

•	During the Advisor Term, Mr. Juhase:

•	will receive a base salary to be paid at a rate of $50,000 per year;

•	will be eligible to participate in the employee benefit plans and programs generally available to employees of the Company.

•	will be eligible to receive same perquisites he was entitled to prior to January 1, 2021; and

•	will not be eligible to receive an annual bonus or equity grants

•	The Agreement provides that during the Advisor Term, if the Company terminates Mr. Juhase’s employment without Cause (as defined in the Agreement) or when Mr. Juhase leaves at the end of the Advisor Term, he will receive:

•	Severance in the amount of $1,323,000 (the “Severance Amount”);

•	continued participation for 1 year after his separation date in the Company’s group health, medical and vision insurance plans;

•	pro-rata vesting and payment of his outstanding time-based equity grants;

•	continued vesting of his outstanding performance based equity awards on a pro-rata basis based upon actual performance; and

•	if termination occurs during a CIC Termination Period (as defined in the Agreement), full vesting of outstanding time-based equity and outstanding performance-based equity (deemed earned at the target performance level with respect to all open performance periods).

•	In the event Mr. Juhase voluntarily separates from the Company prior to December 31, 2022, he will be eligible to receive the Severance Amount and the benefits coverage set forth above and all outstanding equity awards will be forfeited. Mr. Juhase will also be subject to certain restrictive covenants, including a non-compete for 18 months and non-solicitation of customers and employees.

Item 9.01.	Financial Statements and Exhibits

10.1	Agreement between the Company and Thomas F. Juhase dated as of June 26, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: June 26, 2020	By:	/s/ Jennifer B. Reiners
Jennifer B. Reiners
Executive Vice President, General Counsel